UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ASSISTED LIVING CONCEPTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ASSISTED LIVING CONCEPTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2003

       The 2003 Annual Meeting of Stockholders of Assisted Living Concepts, Inc. (ALC or the Company) will be held at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261, on Thursday, May 8, 2003, at 9:00 a.m. local time, for the following purposes:

(1) To elect a board of seven directors for the ensuing year or until the election and qualification of their respective successors; and

(2) To transact such other business as may properly come before the meeting.

      Only stockholders whose names appear of record on the books of ALC at the close of business on March 20, 2003, are entitled to notice of, and to vote at, such Annual Meeting or any adjournments thereof.

      The enclosed proxy is solicited by the Board of Directors of ALC, which recommends that stockholders vote FOR the directors nominated in Proposal 1. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

      Certain information included in this proxy statement relates to the Company’s management during the fiscal year ended December 31, 2002, as required by the rules promulgated under the Exchange Act. The Company has also provided more current information in this proxy statement where appropriate and available.

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors

/s/ MATTHEW G. PATRICK

MATTHEW G. PATRICK
Senior Vice President, Chief Financial
Officer, Treasurer and Secretary

Portland, Oregon

April 15, 2003

ASSISTED LIVING CONCEPTS, INC. PROXY STATEMENT
ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
NOMINEES FOR DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Stockholders and Management Ownership
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Accelerated Option Exercises in Last Fiscal Year and FY-End Option Values
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS

ASSISTED LIVING CONCEPTS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2003

Information About the 2003 Annual Meeting

      This proxy statement is furnished to the stockholders of Assisted Living Concepts, Inc., a Nevada corporation (ALC or the Company), in connection with the solicitation of proxies by the Board of Directors of ALC for use at the Annual Meeting of Stockholders to be held on Thursday, May 8, 2003, at 9:00 a.m. local time, at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261, and at any and all adjournments or postponements thereof (the Annual Meeting).

      A copy of the Company’s fiscal 2002 Annual Report to Stockholders and this Proxy Statement and the accompanying proxy card solicited on behalf of the Board of Directors will be first mailed to ALC’s stockholders on or about April 15, 2003.

      On March 20, 2003, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 6,431,759 shares of common stock, par value $0.01 per share (the Common Stock), were outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting. The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors. Stockholders are not permitted to cumulate their votes for the purpose of electing directors or otherwise. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will be treated as voted for the purpose of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as un-voted for purposes of determining approval and will not be counted as voted for or against that proposal.

Voting Procedures

      A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card at or before the Annual Meeting. Concerning the election of Directors, you may (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

      Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, the Company will vote signed returned proxies for the Board’s nominees. You may revoke your proxy by filing a written notice of revocation with the Company. You may also revoke your proxy by (a) filing a new proxy bearing a later date with the Company, or (b) by attending the meeting and voting in person.

      The Company does not know of any other business that may be presented at the Annual Meeting. If a proposal other than the one listed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to each of Steven L. Vick and Matthew G. Patrick to vote your shares on such matters in their discretion.

      Certain information included in this proxy statement relates to the Company’s management during the fiscal year ended December 31, 2002, as required by the rules promulgated under the Securities and Exchange Act of 1934, as amended (the Exchange Act). The Company has also provided more current information in this proxy statement where appropriate and available.

      The Company’s principal executive offices are located at 11835 N.E. Glenn Widing Drive, Building E, Portland, Oregon 97220-9057.

PROPOSAL NO. 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

      At the Annual Meeting, seven directors will be elected to hold office until the 2004 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

      The nominees for election as directors at the Annual Meeting are the same directors who began serving on the Board of Directors as of January 1, 2002, the effective date (the “Effective Date”) of the Company’s First Amended Joint Plan of Reorganization under the United States Bankruptcy Code (the “Plan”), except for Steven L. Vick, who was subsequently appointed to fill a vacancy created by the resignation of Wm. James Nicols in February 2002. Those directors who are nominees are: W. Andrew Adams, Andre C. Dimitriadis, Mark Holliday, Richard C. Ladd, Matthew G. Patrick, Leonard M. Tannenbaum and Steven L. Vick. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of the nominees named above to hold office as directors until the 2004 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

      If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

NOMINEES FOR DIRECTORS

      The following table sets forth certain information concerning the nominees for election.

Name	Age(1)	Position

W. Andrew Adams(2)	57	Chairman of the Board of Directors
Andre C. Dimitriadis(2)	62	Director
Richard C. Ladd(3)(4)	64	Director
Mark Holliday(3)	34	Director
Matthew G. Patrick(4)	43	Director, Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Leonard M. Tannenbaum(2)(3)	31	Director
Steven L. Vick	44	Director, President and Chief Executive Officer

(1)	As of December 31, 2002.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Audit Committee.

(4)	Current member of the Quality Committee.

      W. Andrew Adams became a member of the Board of Directors in January 2002. He has served as President and a director of the National Health Investors, Inc. (“NHI”) since its inception in 1991 and currently serves as its President, Chief Executive Officer and Chairman of the Board. Mr. Adams has also been President and a director of National HealthCare Corporation (“NHC”), NHI’s Investment Advisor, since 1974. He also serves in these positions for National Health Realty, Inc. since its spin-off in late 1997. Mr. Adams serves on the Board of Directors of Lipscomb University in Nashville, Tennessee, SunTrust Bank in Nashville, Tennessee, and Boy Scouts of America. He received his MBA from Middle Tennessee State University. NHI owns 8.6% of our common stock and $5.0 million of our New Notes.

      Andre C. Dimitriadis became a member of the Board of Directors in January 2002. Mr. Dimitriadis founded LTC Properties, Inc. (“LTC”) in 1992 and has been its Chairman and Chief Executive Officer since its inception. In 2000, Mr. Dimitriadis also assumed the position of President of LTC. Mr. Dimitriadis is also the Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.) and serves on the board of Magellan Health Services and Ribapharm, Inc. CLC Healthcare, Inc. owns 22.4% of our common stock and $1.9 million of our New Notes and LTC owns $11.0 million of our New Notes. We currently lease 37 properties (1,426 units) from LTC.

      Richard C. Ladd served as Chairman of our Board of Directors from March 1999 to March 2000 and has been a director since September 1994. Since September 1994, Mr. Ladd has been the President of Ladd and Associates, a health and social services consulting firm. He is also co-director of the National Long-Term Care Balancing Project and was an adjunct assistant professor at the School of Internal Medicine, University of Texas Medical Branch at Galveston, Texas. From June 1992 to September 1994, Mr. Ladd served as the Texas Commissioner of Health and Human Services where he oversaw the development and implementation of a 22,000-bed Medicaid Waiver Program to be used for assisted living and other community-based service programs. From November 1981 to June 1992, Mr. Ladd served as Administrator of the Oregon Senior and Disabled Services Division. He is also a member of numerous professional and honorary organizations.

      Mark Holliday became a member of the Board of Directors in January 2002. Mr. Holliday is currently a Portfolio Manager with Camden Asset Management, L.P., a hedge fund. Mr. Holliday held the position of Financial Analyst with Continental Partners where he specialized in restructuring advisory services. Mr. Holliday has over ten years of restructuring and bankruptcy related experience.

      Matthew G. Patrick became a member of the Board of Directors in January 2002, and in May 2002, became the Company’s Senior Vice President, Chief Financial Officer and Treasurer, and in June 2003 he became Secretary. Prior to joining the Company Mr. Patrick was a consultant to long-term care companies on financial strategy and organizational issues. From 1998 through July 2001 Mr. Patrick was Vice President and Treasurer of Sun Healthcare Group, Inc., a provider of long-term care and ancillary healthcare services. From 1993 to 1998, Mr. Patrick was Vice President of the Dallas Agency of The Sanwa Bank, Ltd., and from 1992 to 1993, was a financial consultant for Merrill Lynch Pierce Fenner and Smith, Inc.’s Private Client Group in Dallas. Prior to that time he held various financial position in the International Division of National Westminster Bank, PLC. Mr. Patrick received his MBA from Southern Methodist University.

      Leonard M. Tannenbaum, CFA, was elected to the Board of Directors in January 2001. Mr. Tannenbaum is currently the Managing Partner at MYFM Capital LLC, an investment firm. Mr. Tannenbaum currently serves on the board of directors of New World Restaurant Group-Einstein Bagel, Inc. He formerly served on the board of Westower Corporation, Corteq Inc., General Devices, and Timesys. Previously Mr. Tannenbaum was the President of the on-line auction company CollectingNation.com, a partner in a $50 million hedge fund, an assistant portfolio manage at Pilgrim Baxter, and an Assistant Vice President in Merrill Lynch’s small company group. Mr. Tannenbaum received both his MBA and Bachelors of Science from the Wharton School at the University of Pennsylvania. Mr. Tannenbaum currently owns $750,875 of our New Notes.

      Steven L. Vick became our President, Chief Executive Officer on February 18, 2002, and a member of our Board of Directors of the Company on March 6, 2002. Mr. Vick previously served as President of Alterra Healthcare Corporation (“Alterra”) from January 2001 to February 2002 and as the Chief Operating Officer from October 1997 to January 2002 and a director from October 1997 to February 2002. He served as the President and a director of Sterling House Corporation (“Sterling”) since he co-founded Sterling in 1991 until subsequent to Sterling’s merger with the Alterra in October 1997. Mr. Vick previously practiced as a certified public accountant specializing in health care consulting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Committees

      The Board of Directors has an Audit Committee, Compensation Committee and Quality Committee. There is no standing Nominating Committee.

Audit Committee

      At December 31, 2002, the Audit Committee was comprised of Mark Holliday, Leonard M. Tannenbaum and Richard C. Ladd. Mr. Holliday serves as the Chairman of this Committee. In November 2002, in response to evolving public company requirements under the Sarbares-Oxley Act of 2002, Andre Dimitriadis resigned as a member and as the chair of our Audit Committee. Each member of the Audit Committee is considered an “independent director” as defined by the rules of the American Stock Exchange.

      The Audit Committee is authorized to select and recommend to the Board of Directors the independent accountants to serve the Company for the ensuing year, review with the independent accountants the scope and results of the audit, review management’s evaluation of the Company’s system of internal controls, and review non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. The Company has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to last year’s proxy statement. To ensure independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

Compensation Committee

      At December 31, 2002, the Compensation Committee was comprised of Leonard M. Tannenbaum, W. Andrew Adams and Andre C. Dimitriadis. Mr. Tannenbaum serves as the Chairman of this Committee.

      The Compensation Committee reviews and approves the compensation of the Company’s executive officers and determines the general compensation policy for the Company. The Compensation Committee also is responsible for the administration of the 2002 Incentive Award Plan (the “Stock Option Plan”), unless otherwise administered by the Board of Directors.

Quality Committee

      At December 31, 2002, the Quality Committee was comprised of Matthew Patrick and Richard Ladd. Mr. Ladd serves as chairman of this Committee. The Quality Committee assists the Board in providing oversight with regard to quality control and quality of life as it relates to resident care. The Quality Committee also focuses on compliance with applicable state laws and regulations relating to assisted living facilities and participation in Medicaid programs.

Activities of the Board and Committees

      During 2002, the Board of Directors held six meetings and took actions through unanimous written consents in lieu of meetings one time. During that period, no incumbent director attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which he served. The Audit and Compensation Committees each held six meetings.

Board of Directors Compensation

      Non-employee directors are compensated for services as director and are reimbursed for travel expenses incurred in connection with their duties as directors. Under the terms of the Stock Option Plan, each of the six (6) non-employee directors automatically received an initial grant of a non-qualified stock option to purchase 2,000 shares of common stock on March 6, 2002, the date the Stock Option Plan was approved by the Board, with an additional subsequent option to purchase 500 shares of common stock (the “500-Share Option”) which was automatically granted on May 8, 2002 at last year’s annual shareholders meeting. The five (5) non-employee directors will be automatically granted at the annual shareholders meeting to be held on May 8, 2003 an additional 500-Share Option, conditioned upon the grantee’s re-election to the Board. Non-employee directors automatically receive the 500-Share Option at each annual shareholders meeting, conditioned upon the grantee’s re-election to the Board. The initial grant to each non-employee director of an option to purchase 2,000 shares vests at the rate of one-third at the annual shareholders meeting on May 8, 2002, and one-third at each of the two subsequent annual shareholders meetings thereafter. The 500-Share Option and the additional 500-Share Option vests in its entirety as of the date of the anniversary of the annual shareholders meeting at which the option was granted, instead of over the course of three annual shareholders meetings, as with the initial grant. Thus, as of March 20, 2003, options totaling 15,000 shares of common stock had been granted to the five non-employee directors and the one former non-employee director and, as of May 8, 2003, the date of the 2003 Annual Shareholders meeting, additional options totaling 2,500 shares will be granted to the five non-employee directors, if re-elected.

      During 2002, non-employee directors received $12,000 per year, payable quarterly, in arrears, $1,000 for attendance in-person and $500 for attendance by telephone (unless it is purely an administrative meeting in which event there is no compensation), at each meeting of the Board of Directors or at any committee meeting held on a day on which the Board of Directors did not meet.

Required Vote for Approval and Recommendation of the Board of Directors

      The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors. Stockholders are not permitted to cumulate their votes or the purpose of electing directors or otherwise. The Board of Directors recommends a vote FOR the election to the Board of Directors of each of the seven nominees identified above.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Reorganization of the Company

      On October 1, 2001, the Company, and its wholly owned subsidiary, Carriage House Assisted Living, Inc., voluntarily filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”). The bankruptcy court gave final approval to the Plan on December 28, 2001, and the Plan became effective on the Effective Date, January 1, 2002. Under the Plan, on the Effective Date, the Company issued general unsecured creditors their pro rata shares, subject to the reserve described below (the “Reserve”), of the following securities:

•	$40.25 million principal amount of 10% senior secured notes, due January 1, 2009 (the “Senior Secured Notes”);

•	$15.25 million principal amount of junior secured notes, due January 1, 2012 (the “Junior Secured Notes”); and

•	6.24 million shares of new common stock (representing 96% of the new common stock).

      The remaining 4% of the new common stock, subject to the Reserve, was issued on the Effective Date to the Company’s stockholders immediately prior to the Effective Date. The Senior Secured Notes and the Junior Secured Notes (collectively the “New Notes”) are secured by 52 of properties of the Company. Under the Plan, 1.1% of the senior notes, junior notes and new common stock that would otherwise have been issued on the Effective Date were held back as a reserve (the “Reserve”) to cover general unsecured claims that had not been either made or settled by the December 19, 2001 cutoff date established under the Plan. The reserved securities will be issued once all these outstanding general unsecured claims have been settled. If the Reserve is insufficient to cover these outstanding general unsecured claims, the Company will have no further liability with respect to these claims. If the Reserve exceeds the amount of these outstanding general unsecured claims, the excess securities in the Reserve will be distributed pro rata among the holders of all general unsecured claims, including those settled prior to the cutoff date.

      The distribution of securities from the Reserve will probably result in an increase in the ownership of Common Stock by several of the persons identified below under the heading “Principal Stockholders and Management Ownership.” To comply with the new rules and regulations imposed by the Sarbanes Oxley Act of 2002 Matt Patrick has been appointed Chairman of the Disclosure Committee to be formed in 2003.

Principal Stockholders and Management Ownership

      We have set forth in the following table information as of March 20, 2003 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock (based upon information provided by such persons) by:

(1) each director;

(2) each person who is known by us to own beneficially more than 5% of our common stock;

(3) Steven L. Vick, our current President and Chief Executive Officer, and each of the Named Executive Officers for the fiscal year ended December 31, 2002; and

(4) directors and executive officers as a group.

      Except as indicated below, each person has sole voting and investment power, and except as those powers may be shared with the person’s spouse under applicable law.

	Common Stock

	Shares	Percent
	Beneficially	of
Name and Address of Beneficial Owner(1)	Owned(2)	Class(3)

W. Andrew Adams(4)	559,048	8.6
Andre C. Dimitriadis(5)	1,479,490	22.8
Mark Holliday(6)	1,834	*
Richard C. Ladd(7)	2,834	*
Leonard M. Tannenbaum(8)	51,862	*
Stephen Feinberg(9)	1,213,987	18.7
450 Park Avenue, 28th Floor
New York, New York 10022
Bruce Toll(10)	1,110,426	17.1
3103 Philmont Avenue
Huntingdon Valley, Pennsylvania 19006
Steven L. Vick(11)	26,036	*
Matthew G. Patrick(12)	12,746	*
Linda Martin(13)	8,392	*
MP Acquisition Co. LLC(14)	767,549	11.9
Wm. James Nichols	—	*
Drew Miller	14	*
Sandra Campbell	—	*
Directors and executive officers as a group (9 persons)	2,142,256	32.7

*	Less than 1%.

(1)	Except as otherwise noted above, the address of the directors and officers is in care of Assisted Living Concepts, Inc., 11835 N.E. Glenn Widing Drive, Building E, Portland, Oregon, 97220-9057.

(2)	Includes shares of common stock subject to options exercisable within 60 days after March 20, 2003.

(3)	Percentage of class is based on total shares of 6,500,000, the total shares of common stock to be issued in connection with the reorganization Plan, of which 6,431,759 are outstanding as of March 20, 2003, together with applicable options for shareholders. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 20, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(4)	Mr. W. Andrew Adams is the President, Chief Executive Officer and Chairman of the Board of NHI as reported on Schedule 13D filed with the SEC on April 18, 2002. NHI is the holder of 557,214 shares of our common stock and NHI has the sole power to vote and dispose of these shares. Mr. Adams is the beneficial owner of options for 1,834 shares.

(5)	As reported on Schedule 13D filed with the SEC on January 15, 2002. Mr. Andre C. Dimitriadis is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.). CLC Healthcare, Inc. is the holder of 1,452,793 shares and Mr. Dimitriadis is the holder of 24,863 shares of our common stock and is the beneficial owner of options for 1,834 shares.

(6)	Includes options for 1,834 shares.

(7)	Includes options for 1,834 shares.

(8)	Includes options for 1,834 shares.

(9)	As reported on Schedule 13D filed with the SEC on January 9, 2002. Mr. Stephen Feinberg in his capacity as the managing member of Cerberus Associates, LLC, the general partner of Cerberus Partners, LP, and as the investment manager for each of Cerberus International, Ltd., Cerberus Institutional, Ltd. and the Funds, possesses the sole power to vote and the sole power to direct the disposition of the following shares of common stock: 229,028 held by Cerberus Partners, LP; 582,451 shares held by Cerberus International, Ltd.; 219,882 shares held by Cerberus Institutional, LTD; and 182,626 shares held in the aggregate by certain private investments funds.

(10)	As reported on Schedule 13D Amendment No. 8 filed with the SEC on March 25, 2003. Of the 1,110,426 shares beneficially owned by Mr. Toll, 492,473 are held by BET Associates, L.P., a Delaware limited partnership “BET”), 105,094 shares are held by BRU Holdings Company, Inc., LLC, a Delaware limited liability company (“BRU”), 3,492 shares are held by Mr. Toll’s daughter, Jennifer Toll, and 509,367 shares are held by Mr. Toll. Mr. Toll is the sole member of BRU and BRU is the sole general partner of BET. Mr. Toll, individually and through BRU and BET, has sole voting power and power to dispose of the 509,367 shares held by Mr. Toll, the 492,473 shares held by BET and the 105,094 shares held by BRU. BRU, individually and through BET, has sole voting power and power to dispose of the 492,473 shares held by BET and the 105,094 shares held by BRU. BET has sole voting power and power to dispose of the 492,473 shares held by it.

(11)	Includes options for 26,095 shares.

(12)	Includes options for 14,881 shares.

(13)	Includes options for 8,392 shares.

(14)	Based on information provided on Schedule TO-T/A filed with the SEC on August 8, 2002. MP Acquisition Co. LLC is a wholly-owned subsidiary of Makenzie Patterson, Inc., who also is a beneficial owner of the shares.

STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

      The following graph compares the cumulative total stockholder return on the Company’s Common Stock (no dividends have been paid thereon) with the cumulative total return, assuming reinvestment of dividends, of (i) a self-constructed peer group, as described below; and (ii) S&P 500, in each case, from December 31, 1997 to December 31, 2002. The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

      On January 17, 2002, the Company’s newly issued Common Stock began trading in the Nasdaq over-the-counter bulletin board quotation system under the symbol “ASLC.” As of March 20, 2003, the closing trading price for the Common Stock was $3.15. The cumulative total stockholder return through December 31, 2002, assuming a $100 investment on December 31, 1997, was a loss of $99.73. The historical stock price performance of the Common Stock shown on the Stock Performance Graph set forth below is not necessarily indicative of future stock price performance.

Total Return to Stockholders

(Assumes $100 Investment on 12/30/97)

Total Return Analysis	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Assisted Living Concepts	$100.00	$66.45	$10.76	$1.57	$0.17	$0.27
Peer Group	$100.00	$111.43	$37.87	$56.81	$67.77	$71.12
S&P 500	$100.00	$128.58	$155.62	$141.45	$123.79	$96.47

Source:	CTA Public Realtors www.ctapr.com (303) 665.4200. Data from Bridge Information System.

      The Company’s self-constructed peer group consists of: Sunrise Assisted Living, Inc., American Retirement Corporation, Capital Senior Living Corporation, Alterra Healthcare Corporation, Emeritus Corporation, ARV Assisted Living, Inc., Balanced Care Corporation, Regent Assisted Living, Inc., and Carematrix Corporation.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

      The Audit Committee is comprised of Mark Holliday, Leonard M. Tannenbaum and Richard C. Ladd. Mr. Holliday is the Chair of this committee.

      The primary function of the Audit Committee is to provide assistance to the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. The Audit Committee’s primary duties and responsibilities are to: (1) review and appraise the audit efforts of the Company’s independent accountants; (2) evaluate the Company’s quarterly financial performance as well as its compliance with laws and regulations; (3) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (4) oversee management’s establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2002.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Submitted By:	Mark Holliday, Chairperson, Richard Ladd, and Leonard M. Tannenbaum.

      The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee is comprised of Leonard M. Tannenbaum, Chair, W. Andrew Adams and Andre C. Dimitriadis.

      The Compensation Committee reviews and approves the compensation of the Company’s executive officers and determines the Company’s general compensation policy. The Compensation Committee is also responsible for the administration of the Stock Option Plan (except for its application to non-employee directors which is administered by the Board) and is authorized to determine the options and the terms and conditions of the options pursuant to the Stock Option Plan.

Compensation Philosophy for Chief Executive Officer and Other Executive Officers

      The Compensation Committee endeavors to ensure that the compensation programs for the Company’s executive officers, including the Chief Executive Officer, are effective in attracting and retaining key executives responsible for the Company’s success and are administered in appropriate fashion in the Company’s long-term interests and those of the Company’s stockholders. The Compensation Committee seeks to align total compensation for senior management with the Company’s overall performance as well as the individual performance of each executive officer. The Company’s compensation package, which currently is comprised of base salary, bonuses and stock options, is intended to reinforce management’s commitment to enhancing profitability and stockholder value.

      In determining the level and composition of compensation for the Company’s executive officers, the Compensation Committee considers various corporate and individual performance measures. The Compensation Committee also evaluates other external factors such as market conditions as well as compensation practices and financial performance of other companies in the assisted living residence business. For 2002, the Compensation Committee retained the services of an outside consulting firm to perform an analysis of the market for similarly situated companies relating to compensation. Other than awarding bonuses based on the terms of the employment agreements for Mr. Vick and Mr. Patrick, the Compensation Committee did not apply any specific quantitative formula in making compensation decisions and relied on the study prepared by the outside consulting firm.

      Consistent with the general compensation principles discussed above, in determining compensation for the chief executive officer, for 2002 the Company considered such factors as the successful positioning of the Company for continued performance improvements post completion of the reorganization. In addition, the Compensation Committee considered such factors as earnings targets and contributions that the chief executive officer made in strategically positioning the Company to be a leader in the assisted living residence industry.

Base Salaries

      Base salaries are reviewed and adjusted, if deemed appropriate, by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that the base salaries are established at levels considered appropriate in light of responsibilities and duties of the executive officers, including the chief executive officer, as well as at levels competitive to amounts paid to executive officers of its peer group.

Savings Plan

      The Company has a 401(k) Savings Plan (the “Savings Plan”) which is a defined contribution plan covering employees of Assisted Living Concepts, Inc. who have one year of service and are age 21 or older. Each year participants may contribute up to 15% of pre-tax annual compensation and 100% of any Employer paid cash bonus (not to exceed $10,500), as defined in the Savings Plan. ALC may provide matching contributions as determined annually by ALC’s Board of Directors. Contributions are subject to certain limitations. The Company has not made any contributions to this Savings Plan.

Bonuses

      In 2002, the Board adopted a Bonus Plan, which was modified in February 2003 to establish new thresholds for payments under the Bonus Plan for certain employees. Under this plan, bonuses are awarded based on the Company’s overall performance and individual performance of each executive officer. The amounts awarded may vary from year to year. As of April 1, 2003, the Company awarded the following bonuses to the Named Executive Officers for performance during 2002: $169,624 to Steven Vick, $84,812 to Matthew Patrick and $75,000 to Linda Martin.

Retention Plan

      In 2001, during the reorganization of the Company, we adopted a Retention Plan in connection with the implementation of the reorganization Plan, pursuant to which the Company paid retention bonuses in 2002 totaling $808,918 to executive officers and other members of management.

Stock Option Plans

      On March 6, 2002, the Company adopted the Stock Option Plan, which plan was approved by the Company’s shareholders at the Company’s 2002 Annual Shareholders Meeting. The Stock Option Plan consists of two plans, one pertaining solely to the grant of incentive stock options and one pertaining to the grant of other incentive awards, including non-qualified stock options. The Stock Option Plan is intended to obtain, retain services of, and provide incentive for, directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of the Company stock and/or rights which recognize such growth, development and financial success. On March 6, 2002, non-qualified stock options were granted for the purchase of a total of 77,000 shares of common stock: 12,000 for the six (6) non-employee directors and 65,000 for Steven L. Vick pursuant to his employment agreement described below. On May 8, 2002 options for 500 shares were granted to each of the six non-employee directors. On May 16, 2002 options for 32,500 shares were granted to Matthew Patrick pursuant to his employment agreement. On August 12, 2002 options for 32,500 shares were granted to Linda Martin pursuant to her employment agreement. Additional options under the Stock Option Plan have been granted to other employees.

Submitted by:	Leonard M. Tannenbaum, Chairperson, W. Andrew Adams, and Andre C. Dimitriadis.

EMPLOYMENT AGREEMENTS

      Set forth below are summaries of employment agreements with certain individuals who were Named Executive Officers during 2002.

Wm. James Nicols

      Effective November 1, 2000, the Company entered into an employment agreement with Wm. James Nicols, providing for Mr. Nicols’ services as President and Chief Executive Officer. The Company and Mr. Nicols agreed to amend and restate the employment agreement in its entirety as of January 1, 2001. The amended and restated agreement provided for such employment for a period beginning on November 1, 2001 and ending on the day after the date on which the Company’s Plan was consummated. The amended and restated agreement provided for Mr. Nicols’ annual salary of $360,000. The amended and restated agreement provided for a “Restructuring Approval Bonus” of $125,000 to be paid to Mr. Nicols in the event that the “Approval Date” of the Company’s restructure plan was on or before June 30, 2002 and that Mr. Nicols remained continuously employed by the Company through the Approval Date. “Approval Date” was defined as the date on which the Company received lock-up agreements or other commitments in an amount sufficient to confirm the restructuring pursuant to a prenegotiated plan of reorganization prior to the filing of a Chapter 11 case. In addition, the amended and restated agreement provided for a “Restructuring Consummation Bonus” in an amount ranging from $75,000 to $175,000 to be paid to Mr. Nicols in the event that the Company’s restructure plan was consummated on or before June 30, 2002 and that Mr. Nicols remained continuously employed by the Company through the consummation date. The actual amount of the Restructuring Consummation Bonus to be paid was determined based upon the financial performance of the Company for the most recent fiscal quarter ending immediately prior to (or concurrently with) the consummation date. Mr. Nicols was paid $125,000 for the Restructuring Approval Bonus in 2001 and $125,000 for the Restructuring Consummation Bonus in 2002. In addition, the Company entered into a first amendment to the amended and restated employment agreement as of January 2, 2002 which provided that either party could terminate Mr. Nicols’ employment by providing at least 30 days prior notice. This amendment also provided that if Mr. Nicols’ employment was terminated, for any reason, he was to receive $186,000. Mr. Nicols’ agreement was terminated in 2002 and he was paid such amount. In addition, the

Company and Mr. Nicols entered into an Officers and Directors Indemnification Agreement that provided Mr. Nicols with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by him in any proceeding in which he was involved due to his role as an officer or director to the extent that such protection is not inconsistent with the Company’s Certificate of Incorporation or Bylaws.

Steven L. Vick

      Effective February 18, 2002, we entered into an employment agreement with Steven Vick, providing for Mr. Vick’s services as President and Chief Executive Officer. The agreement provides for a three year term, unless terminated earlier due to Mr. Vick’s death, disability, mutual agreement or by us for “Cause” (as defined). If employment is terminated by us during the first year of the term, without “Cause,” we must continue to pay Mr. Vick his then current salary, bonuses and stock options pro rata, and other benefits (to the extent eligible), as of the date of terminations, for six months following the date of termination. Upon the termination of Mr. Vick’s employment due to death or disability, Mr. Vick’s salary, bonuses and stock options pro rata, and other benefits (to the extent eligible) continue for a period of six months following such termination. The agreement provides for an annual salary of $275,000, subject to annual review, scheduled bonus of $50,000 for each million dollars of audited earnings for fiscal 2002, excluding depreciation, amortization, taxes, any one-time gains from the sale of assets and any one-time charges. Mr. Vick’s bonus is to be paid in advance at $25,000 per quarter, commencing April 1, 2002. If the bonus is insufficient to cover the advances, such advances shall be applied to the following year’s bonus to the extent they exceed the 2002 bonus. Mr. Vick’s bonus for fiscal years 2003 and 2004 shall be determined by the Board of Directors and Compensation Committee of the Board, but the basis for determining the bonus, as set forth above, may not be changed in such a way as to reduce the amount of the bonus unless Mr. Vick received base salary and bonus for the year in question of at least $600,000. The agreement also provides for moving expenses in the amount of up to $150,000. If, during the first year of the agreement, Mr. Vick voluntarily resigns (excluding death or disability) or is terminated by us with Cause, Mr. Vick must reimburse us for all moving expenses paid directly to him, or on his behalf, within 30 days. The agreement also provides that pursuant to a separate stock option agreement, Mr. Vick will receive a non-qualified stock option to purchase 65,000 shares of common stock. The option will vest over three years at a rate of 59.30657 shares per calendar day. The exercise price for each share of common stock will be $3.125.

Matthew G. Patrick

      Effective May 16, 2002, we entered into an employment agreement with Matthew G. Patrick, providing for Mr. Patrick’s services as Chief Financial Officer. The agreement provides for a three year term, unless terminated earlier due to Mr. Patrick’s death, disability, mutual agreement or by us for “Cause” (as defined). If employment is terminated by us within two years, without “Cause,” we must continue to pay Mr. Patrick his then current salary, bonuses and stock options pro rata, and other benefits (to the extent eligible), as of the date of termination, for six months following the date of termination. Upon the termination of Mr. Patrick’s employment due to death or disability, Mr. Patrick’s salary, bonuses and stock options pro rata, and other benefits (to the extent eligible) continue for a period of six months following such termination. The agreement provides for an annual base salary of $175,000, scheduled bonus of $25,000 for each million dollars of earnings for fiscal 2002, excluding depreciation, amortization, taxes, the $500,000 restructuring charge of the Company for 2002, any one-time gains from the sale of assets and any one-time charges. A portion of Mr. Patrick’s bonus in the amount of $25,000 is to be paid in advance upon signing the agreement. If the bonus is insufficient to cover the advance, such advance shall be applied to the following year’s bonus to the extent they exceed the 2002 bonus. Mr. Patrick’s total compensation for fiscal years 2003 and 2004 shall be determined by the Board of Directors and Compensation Committee of the Board. The agreement also provides for moving expenses in the amount of up to $50,000. If, during the first year of the agreement, Mr. Patrick voluntarily resigns (excluding death or disability) or is terminated by us for Cause, Mr. Patrick must reimburse us for all moving expenses paid directly to him, or on his behalf, within 30 days. The agreement also provides that pursuant to a separate stock option agreement, Mr. Patrick will receive a stock option to purchase 32,500 shares of common stock. The option will vest over three years at a rate of 29.65328 shares per calendar day. The exercise price for each share of common stock will be the lower of (i) $4.85, or (ii) the average closing price of a share of common stock as quoted on the OTC Bulletin Board, for the thirty (30) trading days commencing on the later of (x) the next trading day after the day the agreement is executed, and (y) the first day that the common stock is publicly traded.

Linda Martin

      Effective August 12, 2002, we entered into an employment agreement for Ms. Martin’s services as Chief Operating Officer. This agreement includes comparable terms as those contained in Mr. Patrick’s employment agreement. Ms. Martin’s base salary is $175,000 and she received a signing bonus of $25,000 in 2002. Under the agreement, she will receive no bonus if pro rata earnings are less than target earnings (as defined). If target earnings exceed pro rata earnings, she will receive a bonus pursuant to a formula based on the amount by which pro rata earnings exceed targeted earnings.

Sandra Campbell

      On December 31, 1997, the Company entered into an employment agreement with Sandra Campbell providing for Ms. Campbell’s services as Senior Vice President, General Counsel and Secretary. The Company and Ms. Campbell agreed to amend and restate the employment agreement in its entirety as of the Effective Date. The agreement, as amended and restated, is automatically extended on a continuous basis. The Company may terminate the amended and restated agreement at any time or Ms. Campbell may terminate her employment without cause by providing the Company with not less than 45 days’ advance written notice. If the Company terminates Ms. Campbell’s employment other than for “Death, Disability or Cause,” or Ms. Campbell resigns as a result of “Change in Control; Diminution in Duties,” giving the Company 30 days’ advance written notice of such intent, she will be entitled to receive payment of her base salary for a period of one year immediately following the date of termination of her employment. The amended and restated agreement automatically terminates upon Ms. Campbell’s death and may terminate upon the Company giving Ms. Campbell 60 days’ advance written notice in event of “Disability.” The amended and restated agreement provides that Ms. Campbell’s annual base salary is at least $220,000. Ms. Campbell received $100,000 upon the effective date of the amended and restated agreement. In addition, the Company and Ms. Campbell have entered into an Officers and Directors Indemnification Agreement that provides Ms. Campbell with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by her in any proceeding in which she is involved due to her role as an officer to the extent that such protection is not inconsistent with the Company’s Certificate of Incorporation or Bylaws. Ms. Campbell received $125,000 under the Retention Plan in 2002. In 2002 Ms. Campbell’s employment was terminated, she entered into a separation agreement and mutual release, and she received $102,774 in separation payments.

Drew Q. Miller

      On March 16, 2000, the Company entered into an employment agreement with Drew Q. Miller providing for Mr. Miller’s services as Senior Vice President, Chief Financial Officer and Treasurer. The Company and Mr. Miller agreed to amend and restate the employment agreement in its entirety as of the Effective Date for Mr. Miller’s services as Senior Vice President, Chief Financial Officer and Treasurer. The agreement, as amended and restated, is automatically extended on a continuous basis. The Company may terminate the amended and restated agreement at any time or Mr. Miller may terminate his employment without cause by providing the Company with not less than 45 days’ advance written notice. If the Company terminates Mr. Miller’s employment other than for “Death, Disability or Cause,” or Mr. Miller resigns as a result of “Change in Control; Diminution in Duties,” giving the Company 30 days’ advance written notice of such intent, he will be entitled to receive payment of his base salary for a period of one year immediately following the date of termination of his employment. The amended and restated agreement automatically terminates upon Mr. Miller’s death and may terminate upon the Company giving Mr. Miller 60 days’ advance written notice in event of “Disability.” The amended and restated agreement provides that Mr. Miller’s annual base salary is at least $215,000. In addition, the Company and Mr. Miller have entered into an Officers and Directors Indemnification Agreement that provides Mr. Miller with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by him in any proceeding in which he is involved due to his role as an officer to the extent that such protection is not inconsistent with the Company’s Certificate of Incorporation or Bylaws. Mr. Miller received $125,000 under the Retention Plan in 2002. In 2002 Mr. Miller’s employment was terminated, he entered into a separation agreement and mutual release, and he received $109,723 in separation payments.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Leonard M. Tannenbaum, Chair, W. Andrew Adams and Andre C. Dimitriadis.

      Bruce E. Toll, who is the beneficial owner of 1,110,426 of our common shares, and was a member of our Board of Directors from January 2001 to January 1, 2002, is the sole member of BRU Holdings Company, Inc., LLC, which is the sole general partner of BET Associates LP (“BET”). Leonard M. Tannenbaum is the son-in-law of Mr. Toll, a 10% limited partner of BET, and Mr. Tannenbaum currently serves on our Board of Directors.

      W. Andrew Adams became a member of the Board of Directors in January 2002. Mr. Adams currently serves as President, Chief Executive Officer and Chairman of the Board of Directors of NHI. NHI owns 557,214 shares of our common stock and $5.0 million of our New Notes.

      Andre C. Dimitriadis, who has served on our Board of Directors since January 2002, is the President, Chief Executive Officer and Chairman of the Board of LTC and is Chief Executive Office and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.). LTC owns $11.0 million of our New Notes and CLC Healthcare, Inc. owns 22.4% of our common stock and $1.9 million of our New Notes. We currently lease 37 properties (1,426 units) from LTC. During 2002, we paid LTC approximately $8.6 million for building rent. In accordance with our Plan, effective January 1, 2002, we entered into a Master Lease Agreement with LTC under which 16 leases were consolidated. This Master Lease Agreement provides for aggregate rent reductions of $875,000 per year and restructures the provision related to minimum rent increases for the 16 properties for the initial remaining term. As a result of the change in future annual rent increases as to the 16 properties under the Master Lease Agreement, we are required to account for rent expense on a straight-line basis. In exchange for the rent reduction, LTC filed a claim in the bankruptcy proceeding (to which we did not object) in the amount of $2,500,000. The claim was approved by the Court and entitled LTC to $590,694 of Senior Secured Notes, $223,803 of Junior Secured Notes and 91,576 shares of common stock. Prior to the issuance of any common stock to LTC, LTC entered into an agreement with Healthcare Holdings, Inc., a wholly owned subsidiary of CLC Healthcare, Inc. to allow it to purchase LTC’s right to receive the common stock. The Master Lease Agreement also provides LTC with the option to exercise certain remedies, including the termination of the Master Lease Agreement and certain other LTC leases due to cross-default rights, upon a change of control under which at least 30% ownership of our common stock is held by a party or combination of parties directly or indirectly. LTC has the same option if the stockholders approve a plan of liquidation or the stockholders approve a merger or consolidation meeting certain conditions. At the same time that we entered into the Master Lease Agreement, we also amended 16 other leases with LTC under which the renewal rights of certain of those leases are tied together differently than previously with certain other leases.

      On January 1, 2002 we entered into a Registration Rights Agreement with LTC, CLC Healthcare, Inc. (formerly LTC Healthcare, Inc.), NHI and Cerberus Capital Management, L.P., which requires us to register the resale of securities acquired by these entities in connection with our Plan. Andre Dimitriadis is President, Chief Executive Officer and Chairman of the Board of LTC and Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. and W. Andrew Adams is President, Chief Executive Officer and Chairman of the Board of NHI.

      See also Certain Relationships and Related Transactions immediately below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

National Health Investors, Inc.

      W. Andrew Adams, who has been a member of the Company’s Board of Directors and its Chair since January 2002, is the President, Chief Executive Officer and Chairman of the Board of Directors of National Health Investors, Inc. (“NHI”). NHI currently owns 557,214 shares of the Company’s common stock and $5 million of the Company’s New Notes.

LTC Properties, Inc. and CLC Healthcare, Inc.

      Andre C. Dimitriadis, who has been a member of the Company’s Board of Directors since January 2002, is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. (“LTC”) and is the Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.). LTC owns $11 million of the Company’s New Notes and CLC Healthcare, Inc. owns 22.4% of the Company’s common stock and $1.9 million of the Company’s New Notes. The Company currently leases 37 properties (1,426 units) from LTC.

      The Company incurred annual lease expense of $8.6 million for the year ended December 31, 2002, pursuant to these leases.

      In accordance with our Plan, effective January 1, 2002, we entered into a Master Lease Agreement with LTC under which 16 leases were consolidated. This Master Lease Agreement provides for aggregate rent reductions of $875,000 per year and restructures the provision related to minimum rent increases for the 16 properties for the initial remaining term. As a result of the change in future annual rent increases as to the 16 properties under the Master Lease Agreement, we are required to account for rent expense on a straight-line basis. In exchange for the rent reduction, LTC filed a claim in the bankruptcy proceeding (to which we did not object) in the amount of $2,500,000. The claim was approved by the Court and entitled LTC to $590,694 of Senior Secured Notes, $223,803 of Junior Secured Notes and 91,576 shares of common stock. Prior to the issuance of any Common Stock to LTC, LTC entered into an agreement with Healthcare Holdings, Inc., a wholly owned subsidiary of CLC Healthcare, Inc. to allow it to purchase LTC’s right to receive the Common Stock. The Master Lease Agreement also provides LTC with the option to exercise certain remedies, including the termination of the Master Lease Agreement and certain other LTC leases due to cross-default rights, upon a change of control under which at least 30% ownership of our common stock is held by a party or combination of parties directly or indirectly. LTC has the same option if the stockholders approve a plan of liquidation or the stockholders approve a merger or consolidation meeting certain conditions. At the same time that we entered into the Master Lease Agreement, we also amended 16 other leases with LTC under which the renewal rights of certain of those leases are tied together differently than previously with certain other leases.

Agreement with Richard C. Ladd

      In 2001, the Company entered into an agreement with Richard C. Ladd, who is currently a member of the Company’s Board of Directors. The agreement provides for Mr. Ladd to provide consultation services to the Company on the advisability of establishing a committee on quality improvement, its membership and charter. The initial contract was for a period of four months, which was amended to provide services on a month-to-month basis. The Company or Mr. Ladd may terminate the contract at any time by the terminating party providing at least 30-days prior written notice to the other party of their intention to terminate the contract. Mr. Ladd is reimbursed at the rate of $150 per hour, not to exceed $2,500 for any one month. On October 1, 2002, the Company terminated Mr. Ladd’s Consulting Agreement. The Company paid Mr. Ladd $12,500 for such services for the year ended December 31, 2002. Additionally, the Company allowed Mr. Ladd and his spouse to participate in its health insurance programs through 2002. The Company paid premiums on their behalf of $8,600 during the year ended December 31, 2002.

EXECUTIVE OFFICERS

      The following table sets forth certain information concerning the executive officers of the Company as of March 20, 2003. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age(1)	Position	Officer Since

Steven Vick	44	President, Chief Executive Officer and Director	2002
Matthew Patrick	43	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2002
Linda Martin	42	Senior Vice President and Chief Operating Officer	2002
Stephan Kearney	49	Vice President Controller and Chief Accounting Officer	2002

(1)	As of December 31, 2002.

      Steven Vick’s biography appears under “Proposal No. 1 — Election of Directors to the Board of Directors.”

      Matthew Patrick’s biography appears under “Proposal No. 1 — Election of Directors to the Board of Directors.”

      Linda Martin joined the Company as Senior Vice President and Chief Operating Officer in August 2002. Prior to joining us, Ms. Martin served as Vice President of Operations at Alterra Healthcare Corporation from 1999 to 2002 where she reported to the President, with full accountability for the operations of 96 assisted living residences in four states. Prior to joining Alterra, Ms. Martin was CEO/ Director of Operations, Sheboygan County Health Care Centers from 1997 to 1999. Ms. Martin earned a Bachelor Degree in Social Work and Masters Degree in Human Services Administration from the University of Wisconsin.

      Stephan M. Kearney joined the Company as Vice President, Controller & Chief Accounting Officer in October 2002. Prior to joining the Company, Mr. Kearney served as Chief Financial Officer for Clareos, Inc., a healthcare information services company from 1994-2002. Prior to that, he was the President, Chief Operating Officer of International Radiology Group, a provider of radiology services. From 1988 to 1994, Mr. Kearney was with PhyAmerica Physician Group where he served as Senior Vice President, Chief Accounting Officer. Mr. Kearney began his career with ten years at PricewaterhouseCoopers where he served as a senior manager for audit. Mr. Kearney received his CPA in 1980. Mr. Kearney earned his Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

      We have set forth in the following table information concerning the compensation paid to or earned by our Chief Executive Officer and each of our four other most highly compensated executive officers who earned more than $100,000 during 2002 (collectively, the “Named Executive Officers”) for the fiscal years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

						Long-Term
						Compensation
						Awards
		Annual Compensation(1)
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Options(7)	Compensation

Wm. James Nicols(2)	2002	$76,027	$125,000	—		—	$185,879	(8)
President, Chief Executive	2001	$360,000	$125,000	—		—	—
Officer, Chairman	2000	$46,000		—		50,000	—
Steven L. Vick(3)	2002	$205,242	$169,624	—		65,000	—
President and Chief Executive Officer
Matthew G. Patrick(4)	2002	$102,308	$84,812	—		32,500 (9)	—
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Linda Martin(4)	2002	$61,685	$75,000	—		32,500	—
Senior Vice President and Chief Operating Officer
Drew Miller(5)	2002	$111,879	$150,000	—		—	109,723	(8)
Senior Vice President, Chief	2001	$209,000	$20,000	—		150,000	—
Financial Officer, Treasurer	2000	$145,000	—	—		150,000	—
and Secretary
Sandra Campbell(6)	2002	$120,477	$225,000	28,300	(10)	—	102,774	(8)
Senior Vice President,	2001	$214,000	25,000	—		50,000	—
General Counsel and Secretary	2000	$195,000	—	—		—	—

(1)	Excludes certain perquisites and other personal benefit amounts, such as car allowance, which, for any executive officer did not exceed, in the aggregate, the lesser of $50,000 or 10% of the total annual salary and bonus for such executive.

(2)	Mr. Nicols’ employment with the Company was terminated as of February 2002.

(3)	Mr. Vick joined the Company in 2002 and therefore he does not have any compensation information for 2001 or 2000.

(4)	Mr. Patrick and Ms. Martin became executive officers of the Company in 2002 and therefore no compensation information is provided in 2001 and 2000.

(5)	Mr. Miller’s employment with the Company was terminated as of May 2002.

(6)	Ms. Campbell’s employment with the Company was terminated as of June 2002.

(7)	All options for 2001 were cancelled, effective January 1, 2002, in accordance with the Plan.

(8)	Represents separation payments received in 2002.

(9)	In addition, Mr. Patrick received options for 2,500 shares as a non-employee director prior to becoming an employee.

(10)	Accrued vacation paid.

      The following table contains information concerning the grant of stock options under our 2002 Incentive Aware Plan (the “Plan”) to the Named Executive Officers in 2002:

Option Grants in Last Fiscal Year

	Individual Grants(1)					Potential Realizable
						Value at Assumed Annual
	Number of		% of Total			Rates of Stock Price
	Securities		Options			Appreciation for Option
	Underlying		Granted To	Exercise		Term(6)
	Options		Employees In	Price	Expiration
Name	Granted		Fiscal Year	($/Sh.)	Date	5%	10%

Wm. James Nicols	—		—	—	—	—	—
Steven Vick	65,000	(2)	25.7	$3.125	3/15/12	$127,744	$323,729
Matthew Patrick	2,000	(3)	.8	3.125	3/05/12	3,431	9,961
	500	(4)	.2	3.35	5/07/12	1,053	2,670
	32,500	(5)	12.8	3.25	5/15/12	66,427	168,339
Linda Martin	32,500	(5)	12.8	2.94	8/11/12	60,091	152,282
Drew Miller	—		—	—	—	—	—
Sandra Campbell	—		—	—	—	—	—

(1)	Options held by all executive officers under the Stock Option Plans become immediately exercisable, without regard to any continent vesting provision to which such option may otherwise be subject, in the event of a Change in Control.

(2)	Option vests over three years at the rate of 59.30657 shares per calendar day.

(3)	Option vests in increments of 1/3 on each of the first, second and third annual meetings of shareholders after date of grant.

(4)	Option vests in its entirety on the date of the first annual meeting of shareholders after date of grant.

(5)	Option vests over three years at the rate of 29.65328 shares per calendar day from date of grant.

(6)	These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

Option Exercises and Holdings

      The following table provides information concerning the exercise of options during 2002 and unexercised options held as of the end of the fiscal year, with respect to the Named Executive Officers:

Accelerated Option Exercises in Last Fiscal Year

and FY-End Option Values

			Number of Securities		Value of Unexercised In-
	Number of		Underlying Unexercised		The-Money Options
	Shares		Options at FY-End		at FY-End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wm. James Nicols	—	—	—	—	—	—
Steven Vick	—	—	17,792	47,208	—	—
Matthew Patrick	—	—	7,958	27,042	—	—
Linda Martin	—	—	4,270	28,230	$470	$3,105
Drew Miller	—	—	—	—	—	—
Sandra Campbell	—	—	—	—	—	—

(1)	Market value of the underlying securities at exercise date, minus exercise price of the options.

(2)	Market value of the underlying securities at December 31, 2002, $3.05 per share, minus exercise price of the unexercised options.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires our officers, directors and greater than ten-percent stockholders to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons or entities are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Matthew Patrick was appointed to be our Section 16 Compliance Officer.

      To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, each of the Company’s officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP audited the Company’s financial statements for the period ended December 31, 2002, and have been the Company’s auditors since November 3, 1995. The Audit Committee of the Board of Directors appointed KPMG LLP independent auditors, as auditors for the year ending December 31, 2002 and to assist with the preparation of the Company’s quarterly financial statements in 2003. The Company has not selected an auditor for the year ending December 31, 2003 and typically does not do so until the third quarter of each year. A representative of KPMG LLP is expected to be present at the May 8, 2003 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for professional services rendered by KPMG LLP in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of financial statements included in the Company’s reports on Form 10-Q during 2002, were $279,000. In addition, fees billed in 2002 for audit services related to the 2001 financial statements of one of our subsidiaries were $62,800.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not render any professional services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2002 fiscal year.

All Other Fees

      The aggregate fees billed for services rendered by KPMG LLP, other than fees for the services referenced under the captions “Audit Fees” and “Financial Information Systems Designs and Implementation Fees,” during the 2002 fiscal year were $96,920 and consisted of $94,450 in audit related fees pertaining to the review of registration statements and issuance of consents and $2,470 in other non-audit services pertaining to tax consulting services.

      The Audit Committee of the Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of KPMG LLP.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      The proxy rules adopted by the Security and Exchange Commission provide that certain stockholder proposals must be included in the Proxy Statement for the Company’s Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be received by the Company no later than December 15, 2003, must otherwise comply with the applicable provisions of the Exchange Act and the Company’s Bylaws.

      Among other requirements, the Company’s Bylaws contain an advance notice provision that provides that for a stockholder proposal to be brought before and considered at the next annual meeting of stockholders or any other annual meeting, notice of the proposal must be delivered to or mailed and received at the principal executive offices of the Company no less than 50 days nor more than 75 days prior to the annual meeting. In the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice must be received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure is made, whichever is earlier.

OTHER MATTERS

      The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

      The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors and officers, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of the Company and will reimburse them for their expenses in doing so. The Company has retained the services of American Stock Transfer Company, Inc. for an estimated cost of $12,000 (out-of-pocket expenses), to assist in the solicitation of proxies.

      The Company’s Annual Report to stockholders, including its audited financial statements for the year ended December 31, 2002, are being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT 11835 N.E. GLENN WIDING DRIVE, BUILDING E, PORTLAND, OREGON 97220-9057, TELEPHONE (503) 252-6233.

ALL STOCKHOLDERS ARE URGED TO COMPLETE,

SIGN AND RETURN THE ACCOMPANYING
PROXY CARD IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

/s/ MATTHEW G. PATRICK

Matthew G. Patrick
Senior Vice-President, Chief Financial
Officer, Treasurer and Secretary

Portland, Oregon

April 15, 2003

ASSISTED LIVING CONCEPTS, INC.

11835 NE GLENN WIDING DRIVE, BUILDING E
PORTLAND, OREGON 97330-9057

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS—MAY 8, 2003

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 2003, and hereby names, constitutes and appoints Steven L. Vick and Matthew G. Patrick, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Assisted Living Concepts, Inc. (the “Company”), to be held on May 8, 2003 at 9:00 a.m. local time, at the Hyatt Regency DFW, International Parkway, Dallas, TX 75261, and at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, according to the number of votes the undersigned would be entitled to vote if personally present on the proposal set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and, in accordance with his discretion, on such other business that may properly come before the meeting and any adjournment or postponement thereof.

ALL SHARES OF THE COMPANY’S COMMON STOCK THAT ARE REPRESENTED AT THE ANNUAL MEETING BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO INSTRUCTIONS FOR THE PROPOSAL ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AS SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSAL.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ASSISTED LIVING CONCEPTS, INC.

MAY 8, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/   Please detach and mail in the envelope provided.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.   Election of Directors:

NOMINEES
☐	FOR ALL NOMINEES	O O	W. Andrew Adams Andre C. Dimitriadis

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Richard C. Ladd Mark Holliday Matthew G. Patrick

☐	FOR ALL EXCEPT (See Instructions below)	O O	Leonard M. Tannenbaum Steven L. Vick

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASSISTED LIVING CONCEPTS, INC. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.

Please check here if you plan to attend the meeting.   ☐

To change the address on your account, please check the box at right and include your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

x	x	Date:	,2003.

IMPORTANT: Signatures of stockholders should correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.